EXHIBIT 5.1

[ReedSmith Logo]	Reed Smith LLP Two Embarcadero Center Suite 2000 San Francisco, CA 94111-3922 415.543.8700 Fax 415.391.8269
November 13, 2006
Volcano Corporation
2870 Kilgore Road
Rancho Cordova, CA 95670
Ladies and Gentlemen:
We have acted as counsel for Volcano Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) relating to the registration of 7,500,000 shares of the Common Stock, $0.001 par value per share, of the Company and an additional 1,125,000 shares purchasable by the underwriters upon exercise of an over-allotment option. Of the shares being registered, 3,500,000 will be newly issued by the Company (the “Company Shares”), 3,745,000 are currently outstanding shares of Common Stock to be sold by certain of the selling stockholders identified in the Registration Statement (the “Selling Stockholder Outstanding Shares”), and 255,000 will be shares of Common Stock issuable to certain of the selling stockholders identified in the Registration Statement upon the exercise of outstanding stock option grants made under the Company’s 2000 Long Term Incentive Plan or 2005 Equity Compensation Plan prior to sale pursuant to the Registration Statement, as contemplated therein (the “Selling Stockholder Option Shares”).
We have examined the Registration Statement and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for purposes of rendering the opinion set forth herein. In our examination of such documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories who are natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. Insofar as this opinion relates to certain matters, we have relied on assurances of officers of the Company and assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all matters stated therein.
We are opining herein solely with respect to the federal laws of the United States and the Delaware General Corporation Law.
NEW YORK ◆ LONDON ◆ LOS ANGELES ◆ PARIS ◆ SAN FRANCISCO ◆ WASHINGTON, D.C. ◆ PHILADELPHIA ◆ PITTSBURGH ◆ OAKLAND
MUNICH ◆ PRINCETON ◆ NORTHERN VIRGINIA ◆ WILMINGTON ◆ NEWARK ◆ BIRMINGHAM, U.K. ◆ CENTURY CITY ◆ RICHMOND
r e e d s m i t h . c o m

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November 13, 2006

Based upon the foregoing, we are of the opinion that (i) the Company Shares, upon issuance and sale by the Company in the manner and for the consideration contemplated in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, including any committee thereof, will be legally issued, fully paid and nonassessable, (ii) the Selling Stockholder Outstanding Shares have been legally issued and are fully paid and nonassessable, and (iii) the Selling Stockholder Option shares, when issued, delivered and sold in accordance with the terms of the 2000 Long Term Incentive Plan or 2005 Equity Compensation Plan, as applicable, and the applicable grant agreements thereunder, will be legally issued, fully paid and nonassessable.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The opinions set forth herein are based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”), and to the use of this firm’s name therein and under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
Respectfully submitted,
/s/ Reed Smith LLP
MS/RMS/EPB/DSF//RKM